Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form 10 of CTM Media Holdings, Inc. of our report dated May 12, 2009 on our audits of the consolidated balance sheets of CTM Media Holdings, Inc. as of July 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended July 31, 2008, included in this Form 10.

/s/ Zwick & Steinberger, P.L.L.C.

Zwick & Steinberger, P.L.L.C.
Southfield, Michigan

August 7, 2009